HALLMARK HUMAN RESOURCES
CLIENT SERVICE AGREEMENT ("Agreement")

This Agreement is entered into on ________________, 20___, between HALLMARK HUMAN RESOURCES, INC., ("PEO"), a TEXAS corporation with its principle place of business at Granbury, Texas, and ____________________________ ("Client") with its principle place of business at ________________.

PROVISIONS

I. RELATIONSHIP ESTABLISHED AND RESTRICTION OF LIABILITIES

PEO agrees to provide, and Client agrees to subscribe for, the services and benefits of PEO as set forth in this Agreement for those employees ("Employees") who shall perform services for the benefit of the Client in accordance with the terms and conditions of this Agreement. The parties to this Agreement intend to materially change the nature of the work relationship at Client's worksite(s) identified in Exhibit E. Client intends to transfer to PEO sufficient employer responsibilities that PEO will become an employer of the Employees (defined below) while Client retains only such employer responsibility necessary to conduct its business. The parties intend that this employment relationship be one by which the traditional duties and rights of an employer with respect to the Employees are allocated between Client and PEO in the manner set forth herein. In this arrangement, Client and PEO each have specific responsibilities while other responsibilities are shared by both parties.

"Employees" shall mean only those persons on PEO's payroll who are assigned to perform services at the Client's worksite(s) or otherwise assigned to Client. Client agrees and understands that no person shall become an Employee and be covered by PEO's workers' compensation insurance or eligible for any other benefit or term and condition of employment or be issued a payroll check, unless such person has, prior to commencing work for PEO, completed PEO's employment application and payroll set-up form, Form W-4, state withholding forms, and Form I-9, all of which must be delivered to PEO before such person commences employment.

Client also understands and agrees to the three-party employment relationship contemplated by this Agreement and acknowledges the importance of operating under this Agreement both in form and fact so that the Client and the Employees can realize the full benefits of PEO's services. Client also acknowledges the importance of the Employees' understanding of this relationship, and agrees to cooperate with PEO in educating the Employees with respect to this relationship.

PEO agrees to assume the liability for those employer functions for which it has day-to-day responsibility and control as specifically assigned to PEO under this Agreement. Client agrees to retain the liability for all employer functions not specifically assigned to PEO under this Agreement and also for which Client has day-to-day responsibility and control.

Notwithstanding the specific assumption of duties by either party, if an act or omission of a party, whether or not such act or omission is authorized under this Agreement, causes the failure of the other party to fulfill its duties, the party committing such act or omission shall bear responsibility and liability for such act or omission. Client agrees that, notwithstanding the specific assumption of duties by PEO pursuant to this Agreement, if PEO determines that an act or omission of Client, including but not limited to a failure by Client to notify PEO of a condition precedent to the performance of PEO's duties pursuant to this Agreement, adversely affects the ability of PEO to perform under this Agreement, Client shall bear all responsibility and liability for such adverse affecting, and will indemnify, hold harmless, and defend PEO for same.

Nothing in this Agreement shall authorize Client to act as an agent of PEO, nor shall any action or representation of Client bind PEO, unless specifically authorized and ratified by PEO. It is understood and agreed that PEO is an independent contractor and all Employees assigned to Client are employees of PEO. PEO is thereby responsible for such administrative employee matters as payment of all federal, state, and local employment taxes and providing workers' compensation coverage, as well as non-obligatory fringe benefit programs for its employees. PEO agrees to hold Client harmless from direct expenses, which may result from PEO failure to withhold these taxes.

PEO and Client expressly agree that neither of the two parties, nor their respective insurance carriers, are in any way responsible or liable for any of the other party's business operations, employees (other than Employees as defined in this Agreement), personnel policies, or other actions. PEO and Client agree that any liability assumed

under this Agreement by either party's insurance carriers shall be specifically restricted to claims related to Employees assigned to Client for which the insured party has responsibility and control under this Agreement, and shall not extend to cover any other employees or business operations of either party unless such coverage is specifically set forth in the policy document issued by the insurance carrier.

II. CONTRACT TERM & TERMINATION.

A. Subject to the provisions of this Section, this Agreement shall become effective for the payroll period beginning ____________, 20__, and remain in force for one (1) year. On completion of the first year, this Agreement shall be automatically extended for successive periods of one (1) year each unless terminated pursuant to the provisions below. This Agreement may be terminated during the initial period or any subsequent period as follows:

1. By either party upon thirty (30) days written notice to the other party.

2. By the Client upon written notice, if PEO has materially breached one or more provisions of this Agreement and has not cured such breach within ten (10) days of receipt of written notice of such breach; provided that if the breach is the failure to pay over any moneys then due (wages, payroll taxes, or benefits) the Client may terminate this Agreement at its immediate option.

By the PEO at any time upon written notice in the event of breach by Client of any of the terms of this Agreement, including without limitation if for any reason payment is not made from Client to PEO when due. PEO may also terminate this Agreement if, at any time, PEO in its sole discretion determines that a material adverse change has occurred in the financial condition of Client, or that Client is unable to pay its debts as they become due in the ordinary course of business. This Agreement may also be terminated at any time by PEO in the event of any federal, state, or local legislation, regulatory action, or judicial decision, which, in the sole discretion of PEO, adversely affects its interest under this Agreement. Such termination shall not relieve Client of any obligation set forth herein, including but not limited to its payment obligations to PEO. Unless the PEO, in its sole discretion, expressly grants Client a time to cure any default, termination pursuant to this paragraph shall be deemed effective at the time at which the PEO sends notice in a manner permitted by this Agreement. In the event that any applicable law prevents or limits the ability of PEO to immediately terminate this Agreement pursuant to this paragraph, PEO may never-the-less proceed with immediate termination and PEO's obligations following termination shall not exceed such obligations as required by law.

3. By mutual written agreement of the parties.

B. Duties Upon Termination. Termination of this Agreement shall not relieve PEO of its obligations to pay any unpaid wages (subject to the provisions of Section V.A.), payroll taxes and benefit costs hereunder, nor shall such termination relieve Client of its Service Fee obligations under this Agreement, through and including the effective date of termination. PEO shall immediately be released from such obligations as are permitted by law. It is the intent of the parties where allowed by law, that they return as nearly as possible to the respective positions they occupied immediately before they entered into this Agreement in the event of a termination or Client's failure to timely pay PEO. If for any reason (whether or not required by applicable law) PEO makes any payment to any of the Employees after this Agreement has been terminated, PEO shall be entitled to full reimbursement for such expenditures.

1. Leave-Time Pay. Upon termination of this Agreement, Client shall assume sole responsibility to pay for all accumulated but unused sick leave and vacation time and similar paid leave for all affected Employees.

2. Duty to Notify Employees. Upon termination of this Agreement for any reason, or should Client fail to timely pay PEO for its services, all of the Employees shall be deemed to have been laid off by PEO and immediate notification of this shall be provided by PEO to Employees. Client will cooperate with PEO in this notification function. The Employee Notice shall inform the Employees that: (a) the Agreement is ended; (b) the PEO is no longer responsible for the Employee's wages and benefits; (c) the Employee's employment relationship with the PEO is ended; and (d) the Employees are no longer covered under PEO's workers' compensation insurance.

3. Client shall immediately assume all federal, state and local obligations of an employer of the Employees (including payroll taxes), which are not in conflict with state or federal law, and shall immediately assume full responsibility for providing workers' compensation coverage.

C. Client Warranties. Client represents that, prior to the effective date of this Agreement, Client will ensure that the following items are resolved:

1. All wages and compensation to Employees have been paid.
2. All insurance premiums, if any, in connection with the Employees have been paid.
3. All necessary insurance policies are in force (cf. Section IX).
4. All federal, state, and local payroll taxes and withholding have been taken care of.
5. Client has complied with or will see through to completion all COBRA requirements.
6. No undisclosed employment agreements are in effect.

III. CLIENT SERVICE FEES

A. Client agrees to pay PEO a fee for services performed at a percentage rate provided for in Exhibit A attached hereto multiplied by the gross wages paid to all Employees each pay period. Wages subject to the service fee include all wages (and tips, if applicable) reported by Client to PEO as well as any wages (and tips, if applicable) found due and owing to Employees for additional hours, overtime, minimum wage or similar reasons. In addition, to the extent set forth in Exhibit A, Client agrees to pay PEO a fee for additional services and benefits provided at the rates set forth in Exhibit A. Unless specifically excepted in this Agreement, Client's Service Fee obligation shall continue during all normal periods of Employee absence for vacation, sick leave, legal holidays, and emergency situations where wages and such are owed to Employees. Client agrees that the service fees provided under this agreement are compensation to PEO for the rendering of services and do not constitute any form of reimbursement or remuneration for the sale of any product and further that such fees shall not be treated as severable into any component part.

Initial Set-up Fee. None

B. Changes to the Service Fee. PEO shall not adjust the Service Fee percentage during the first twelve (12) months that Client is a client of PEO except for the following, any of which shall be effective as of the effective date of such increases: (i) increases in employment taxes and insurance coverage's required by law (including any retroactive increase or assessment); (ii) increases in workers' compensation premium or cost due to changes in experience modifiers or statutory rate increases, if applicable, and/or changes in the classification codes required by NCCI (or applicable state rating entity) for the type of Employee services being performed by Employees, pursuant to Exhibit B attached hereto, or (iii) changes in the number of Employees, rate of employee turnover, wages or payroll frequency that result in significant changes in the cost of payroll or personnel administration, or (iv) increase in insurance rates for coverage in which case the rate of the fee will be that established by the third party carrier.

Notice of Change & When it is Effective. After the first twelve (12) months that Client is a client of PEO, any adjustment to the Service Fee other than those for the above reasons shall become effective upon sixty (60) days written notice to Client; provided however, that any adjustment due to a change in the cost of employee benefits shall become effective upon thirty (30) days prior written notice.

C. In addition to the above, PEO shall invoice, and Client shall pay, for the following expenses relating to the Employees:

1. Employer Provided Benefits. As set forth in Exhibit A, PEO shall charge Client an amount equal to the cost of employee benefits borne by PEO or, alternatively, a monthly benefit allowance which eligible Employees may elect to use toward benefits provided pursuant to PEO's cafeteria plan.

2. Employee Screening And Drug Testing PEO shall provide Employee screening and testing as set forth in Exhibit A. This includes drug and alcohol testing for post-accident, random, reasonable suspicion, or at Client option, unless restricted by law. In addition, PEO shall provide and implement a Drug Free Workplace program at all Client worksites as set forth on Exhibit A and in conformity with applicable federal and

state law. Test results are considered confidential, but the results will be transmitted between PEO and Client, but will not be disclosed to third parties without consent of the subject of the test or when legally required.

D. The fee shall be payable during the entire term of this Agreement, and any unpaid fees shall be immediately due upon termination of this Agreement. Client agrees that PEO shall bear sole responsibility for the payment, from its own account, of all applicable wages and payroll taxes with respect to the Employees and, accordingly, except as set forth in Section III.B above, there shall be no adjustment to the service fee charged on account of an Employee receiving wages from PEO above any applicable taxable limits except as follows:

1. For any fees due upon termination of this Agreement, Client authorizes PEO to apply any tax refund checks to the balance due before release of the funds to Client.

Client acknowledges that wages for purposes of FICA, and federal and state unemployment taxes may recommence with the effective date of this Agreement regardless of whether the Employees have already been paid wages during the calendar year. Upon request PEO will provide Client with a specific list of which taxes will start over under this provision and applicable law.

E. Timely Payment. In order to provide PEO with partial security for its obligations to the Employees pursuant to this Agreement, Client agrees to comply with the performance assurance and payment provisions selected by Client with the approval of PEO as set forth in Exhibit C attached hereto. All Service Fees due shall be paid in accordance with the time and manner set forth on Exhibit C attached hereto. Client agrees to pay PEO a late fee equal to the greater of 2% of the payment due or One Hundred Dollars ($100.00) for any payment received by PEO more than 24 hours after the due date. PEO reserves the right to require payment in certified funds or an increased deposit based on Client's payment history or an increase in payroll size of greater than ten percent (10%). PEO shall have the right to apply payments by Client to such amounts due to PEO as PEO in its discretion may determine and shall have the right to apply or set-off any deposits or amounts due it from Client to any amounts due PEO under this Agreement.

Cash Deposit. If the Client chooses a cash deposit as a performance assurance in accordance with Exhibit C, and if Client fails to pay to the PEO any amounts when due, the PEO shall apply the cash deposit to the amount(s) due. Should the cash deposit fall below the required amount, Client shall immediately pay an amount sufficient to restore the required deposit. The deposit is placed with PEO to guarantee performance of all terms, covenants, conditions and obligations of Client under this Agreement. PEO shall refund any remaining deposit to Client immediately after the termination of this Agreement provided Client has performed each of its obligations under this Agreement.

Collection Costs. In the event that collection processes and proceedings become necessary, to be determined solely by the creditor, the debtor agrees to pay reasonable and necessary costs involved for that purpose, including reasonable attorney fees and expenses at all levels of proceeding.

F. Before each payroll pay date, Client agrees to collect, verify and submit to PEO at the time and in the manner set forth on Exhibit I all information necessary for PEO to accurately prepare the payroll and determine the amount of payment due to PEO If the payroll information required for the PEO at the time and manor set forth in Exhibit I, Client agrees to pay a service charge of One Hundred Dollars ($100.00) if the information is received from one to twenty-four hours late, and a service charge of Five Hundred Dollars ($500.00) if the information is received more than twenty-four hours after the date and time set forth in Exhibit I.

G. If Client believes that any billing or other communication between the parties is in error, Client shall immediately notify PEO, not later than ten (10) days after receipt.

H. At any time during the term of this Agreement, effective immediately upon PEO sending written notice to Client in a manner permitted by this Agreement, PEO may modify the payment terms pursuant to this Agreement. Without limitation, PEO may (i) require prepayment of invoice based on an estimate of fees using the prior period invoice, which prepayment may be due on any day on or after the last business day preceding the beginning of the pay period to which such invoice pertains; (ii) modify or add any performance assurance otherwise permitted in Exhibit C; In the event an estimated invoice amount exceeds the actual amount, the PEO may apply any overpayment to any other amounts then due or hold such overpayment for application to future invoice amounts. Any failure of Client to comply with such modified payment terms shall be a material breach of this Agreement.

IV. HIRING, TERMINATION AND SUPERVISION OF EMPLOYEES

A. Hiring. PEO shall have the authority to hire all Employees assigned to Client, subject to the terms of any collective bargaining agreement, which may exist. Client shall have the right to reject any Employee assigned to Client for any lawful reason. No person shall become an Employee unless such person is hired by PEO as an Employee. Client may recruit and/or otherwise locate those persons whom it feels are suitable and request PEO to hire such persons; however, Client shall not have the authority to hire any person on behalf of PEO or make contractual commitments binding PEO. PEO retains the right to employ any legal method of pre-employment screening or post-employment verification of background, including without limitation, drug testing, employment application verification, verification of driver records or criminal records or similar verification, but shall be under no obligation to perform such screening or verification unless specifically set forth in Exhibit D attached hereto. Client agrees that acceptance of an Employee to its workforce relieves PEO of any liability to Client for Client losses or claims that arise as a result of Employee negligence, theft, embezzlement, fraud, or other unlawful or willful acts committed by the Employee.

B. Supervision. PEO shall retain a right of direction and control of the Employees consistent with its role as a co-employer of the Employees. Subject to such a retained right of control, Client shall at all times retain such sufficient direction and control over the Employees necessary to conduct Client's business and without which Client would be unable to conduct its business, discharge any fiduciary responsibility that it may have, or comply with any applicable licensure, regulatory, statutory or other legal requirement of Client. Client shall have control over (i) the day-to-day job duties of the Employees, and (ii) the worksite at which, or from which, the Employees perform services. The services and labor performed by the Employees are provided for the benefit of Client, not for the benefit of PEO. Accordingly, Client is solely responsible for the quality, adequacy and safety of all goods produced and services performed by the Employees and for the consequences, including damage to property and injury to third parties, resulting from such production and performance while Client is exercising any supervision, direction, or control.

C. Discipline and Grievances. PEO shall have the responsibility for all disciplinary actions, up to and including termination. PEO shall have, in the absence of an applicable collective bargaining agreement, a right to enter into arbitration and to decide employee grievances. It shall be Client's responsibility promptly to notify PEO in the event that any Employee fails or refuses to carry out the duties assigned to such Employee by the Client, or fails to observe and/or follow Client's established office or business policies and procedures.

D. Termination and Reassignment. PEO shall retain the right to terminate the employment of an Employee with PEO or reassign the Employee to another Client. Client shall have the right to refuse, to the extent not contrary to any applicable law, to let any Employee work on its premises and may request PEO to remove the Employee from Client's worksite. PEO requires timely written notification of the rejection of any Employee. However, Client shall not have the right to terminate any Employee's employment with PEO. Any Employee removed from Client's worksite may be reassigned by PEO at its sole discretion.

E. Coordination. The parties agree not to infringe upon the rights and duties of each other as set forth in this Article IV. PEO agrees to consult closely with Client in the development and administration of all policies and procedures that may in any way affect the Client's assigned workforce or business. Notwithstanding the preceding, to the extent either party specifically takes actions or gives directions outside or in contravention of these provisions, such party shall be liable for any damage or loss suffered by the other and any person acting at the direction of such party shall be deemed the sole agent of that party for the purpose of any act or omission as a result thereof. The parties agree that PEO has the right to negotiate with Client for such matters as time, place, type of work, working conditions, quality, and price of the services provided hereunder.

F. Polygraph Testing. Neither the Client nor PEO will conduct polygraph examinations, or any similar truth-detecting test, on any Employee at any time for any employment-related reason, unless expressly required by law.

G. New Hire Reporting. The PEO will report all new hires, re-hires, and re-called Employees to the proper state New Hire Reporting agency, or to a multi-state clearinghouse in accordance with the laws of the state of employment or federal law.

H. Child Labor Laws. The Client will be responsible for compliance with all child labor laws in the state where the Employee is working. All Employees must be 18 years of age or older, otherwise the PEO must provide a specific waiver of this prohibition in order for a person under 18 to become an Employee.

V. WAGES AND PAYROLL TAXES

A. Paying Employees. PEO shall provide the timely and accurate payment of Employee wages, subject too timely and accurate reporting of job duties and hours by Client. Client agrees that all wages and other taxable compensation of the Employees shall be reported to, and paid by, PEO without regard to payments from the Client and that Client shall not pay Employees from its own account, provided however, that if Client shall make payments of any type to the Employees contrary to this Agreement, Client alone shall be responsible for all taxes, reporting requirements and other liabilities with respect to those payments and the work performed by Employees for such payments shall be deemed solely for the benefit of Client and outside the scope of Employee's employment with PEO.

Wage Disputes. In the event that an Employee disputes the amount of wages received, the parties agree that PEO's liability to pay the wages exists in accordance with the timeliness and accuracy of the time sheets submitted by Client, and PEO will pay the Employee the amount admitted to be due and not in dispute, and will resolve the remaining amount through normal dispute resolution procedures as allowed in the state in which the Employee is employed.

B. Payroll Deductions. Subject to Client's timely and proper reporting of hours worked or salary earned, PEO shall provide proper administration and timely payment of all applicable employer-related taxes including federal and state income tax withholdings, federal and state unemployment taxes, Social Security taxes, and any other applicable federal, state or local employment-related taxes. The Client authorizes PEO to negotiate and settle all applicable employer related taxes and agrees to sign a Power of Attorney authorizing PEO to act for Client for all payroll tax payments and reporting obligations and to negotiate all checks representing tax refunds due to overpayment by PEO. See Exhibit A.

C. Wage & Hour Compliance. Client shall assume all liability including damages, back wages, fines, and penalties assessed for wage and hour violations to the extent Client fails to follow the wage and hour guidelines provided by PEO.

D. Unclaimed Pay. In the case that the Employee's pay is unclaimed, the PEO will act according to Unclaimed Property Laws of the Employee's state. In the case that the Employee dies with compensation being due, the PEO will pay the funds in accordance with state law specifically addressing pay that is due to deceased Employees; failing that, the compensation will be tendered to the probate court of competent jurisdiction.

E. Direct Deposit of Pay. Direct Deposit of pay will be offered to the Employees, and will be practiced if the Employee consents. Client cannot consent on the Employee's behalf.

F. Year-to-Date Wages & Taxes. Prior to PEO generating the first payroll, Client shall provide accurate and complete information on year-to-date wages and taxes paid to or on behalf of all employees who are converted to Employees upon the effective date of this Agreement. In the event Client fails to provide complete and/or accurate year-to-date wage and tax information, Client shall hold harmless and indemnify PEO for any liabilities or costs incurred due to incomplete or inaccurate information.

VI. EMPLOYEE BENEFITS

A. Benefits Provided by PEO. PEO shall provide and administer the benefit programs set forth on Exhibit F, beginning on the effective date(s) specified on Exhibit F.

B. Benefits Provided by Client. Client may provide benefits to the Employees to the extent those benefits do not duplicate or otherwise conflict with the benefits provided by PEO; provided that Client shall first notify PEO in writing, identifying any such benefit plan, before establishing a benefit plan or materially modifying a benefit plan. All benefit plans offered or provided by Client, including without limitation, any plans listed on Exhibit

F, are referred to as "Client-Sponsored Benefit Plans." With respect to any Client-Sponsored Benefit Plan, the following provisions shall apply:

1. Client will be the sole sponsor, plan administrator, and named fiduciary of any Client-Sponsored Benefit Plan. PEO shall not be a sponsor, plan administrator, or named fiduciary of any ClientSponsored Benefit Plan, and PEO assumes no obligation or responsibility to any co-employees, participants or beneficiaries for the provision of medical insurance coverage or any act of, or failure to act, on the part of the Client. Further, PEO has no fiduciary responsibility and will exercise no discretionary authority wih any Client-Sponsored Benefit Plan.

2. Client and PEO acknowledge that any action taken by PEO with respect to a Client-Sponsored Benefit Plan shall be nondiscretionary administrative assistance and shall be solely at the direction of Client and on Client's behalf. PEO shall be entitled to rely solely and conclusively on the accuracy of any information or on any instructions from the Client or the insurance company underwriting any Client-Sponsored Benefit Plan in the withholding and remittal of premium payments and in providing administrative assistance.

3. Except as specifically agreed by PEO in Exhibit F, Client shall have sole responsibility for the administration and payment of any such benefit programs provided by Client. In the event such benefit program involves payroll deductions, PEO's sole responsibility shall be to make deductions according to Client's instructions and remit to Client, and PEO's sole liability shall be the amount of payroll deducted but not remitted. Provided however, PEO may cease to provide any service or refuse to follow any Client direction with respect to any Client-Sponsored Benefit Plan that PEO determines in its sole discretion would or could violate applicable law; further provided that PEO shall be under no obligation to determine whether any action violates any law.

4. PEO shall not be deemed to be a party to any agreement, including without limitation any insurance policy or administration agreement, with respect to any ClientSponsored Benefit Plan.

C. Payroll Deduction Products Provided by PEO. From time to time, in consultation with Client, PEO or its affiliates may offer certain payroll deduction products to the Employees. In such cases PEO shall be responsible for the proper administration of such payroll deduction products.

D. Compliance with Internal Revenue Code. Client acknowledges its obligations under the Internal Revenue Code, including but not limited to Sections 414(m), (n) and (o), to integrate and coordinate the terms of any Client-sponsored benefit plans so that Client's plans and PEO's plans remain in compliance with all applicable laws. If Client sponsors a retirement plan other than one administered by PEO, Client shall retain sole liability for compliance with IRC Section 415.

E. Continuation Coverage under COBRA.

1. Administration during term of Agreement. With respect to any group health plan maintained by PEO and set forth on Exhibit F which provides coverage to any Employee, PEO assumes responsibility for proper COBRA administration, subject to timely notification by Client of the occurrence of any "qualifying event" within the meaning of IRC §4980B. For these purposes any group health plan shall be maintained by PEO only if the contract is between PEO and the insurer. "Maintaining" the plan, means sponsoring, maintaining, and/or contributing to the plan.

Except as specifically set forth in Exhibit F, PEO shall have no responsibility for COBRA administration with respect to any group health plan that is a ClientSponsored Benefit Plan. Upon request, PEO will provide Client with suggested guidance with respect to the administration of COBRA, provided that administration shall remain the sole responsibility of Client.

If Client ceases participation in a group health plan maintained by PEO and replaces coverage through another plan, all participants, including COBRA participants will be transferred to the replacement plan. PEO shall have no responsibility for COBRA administration with respect to any group health plan maintained by Client.

2. Liability upon Termination of Agreement. Upon termination of this Agreement, the provision for continuation coverage shall be governed by IRC §4980B. Both parties agree to cooperate to avoid the implication of a qualifying event under IRC §4980B. If, upon termination of this Agreement for any reason, any Employee who is then participating in a group health insurance plan maintained by PEO terminates employment with

PEO, Client and Client alone shall be responsible to obtain replacement group health insurance coverage for all former Employees who, at the termination of this Agreement, were participants in a group health insurance plan maintained by PEO, and shall assume from PEO all responsibility and obligation for the continuation of coverage for any COBRA participants or beneficiaries that originated from the Client. These include Employees or any other qualified beneficiaries who become COBRA participants during the term of this Agreement, as well as for any and all eligible Employees or other qualified beneficiaries at the time of termination of the Agreement for the remainder of their COBRA eligibility period.

3. Indemnification. The indemnification provisions of Article X of this Agreement shall specifically include any cost, expense, claim, penalty, or damage incurred by PEO by reason of an application of COBRA in a manner inconsistent with this Section. For the purpose of this Agreement, the definition of "COBRA" obligations shall include all relevant provisions of the Internal Revenue Code, ERISA, and any private cause of action relating to continuation coverage.

F. Charges for a Benefit That Exceed the Employee's Compensation. The Client shall be responsible for any charges for employee benefits elected at the option of an Employee if the Employee does not have adequate wages to cover such charges unless PEO has received sufficient prior notice of the anticipated change in work required to allow for adjusted and/or accelerated changes. Where adequate notice is not given, PEO shall invoice Client for the amount of such uncollected benefit charges, which Client shall promptly pay, and shall establish an account receivable from the Employee from which the amount due shall be deducted from payroll, subject to applicable wage and hour limitations, and paid to Client unless Client specifies another acceptable repayment amount and/or procedure.

G. HIPAA Concurrently with this Agreement, Client and PEO shall enter into the Agreement Governing Privacy of Health Information attached hereto as Exhibit F-1.

I. 401(k) Plans. PEO shall make available its 401(k) Plan for adoption by Client, subject to the terms and conditions set forth in the 401(k) Plan, and subject to the following provisions:

1. Prior to Client merging its plan into PEO's 401(k) Plan, or prior to Client transferring assets from its qualified plan into PEO's 401(k) Plan, Client understands and agrees that PEO shall have the right to inspect all plan documents, records, IRS determinations, etc. for compliance with the law.

2. If Client maintained a plan during the calendar year (January 1 through December 31) prior to contracting with PEO, Client agrees to provide PEO with all required information (including but not limited to Box I wages and employee deferrals, employer matches, and contributions, etc.), prior to contracting with PEO so that PEO may conduct discrimination testing on a combined basis for the first plan year.

3. Client agrees that in the event PEO's 401(k) Plan as adopted by the Client plan becomes top heavy as defined by the prevailing Internal Revenue Code and/or regulations, Client will be solely responsible for making a contribution to non-key employees assigned to it to satisfy the top heavy test.

4. Client acknowledges that it is solely responsible for any matching, non-elective, or qualified non-elective contributions to be made to PEO's 401(k) Plan on behalf of the Client's co-employees.

5. If Client adopts PEO's 401(k) Plan, Client acknowledges that it has reviewed the adoption agreement for PEO's 401(k) Plan and agrees to comply with all of the obligations and responsibilities set forth in the terms of said adoption agreement.

6. In addition, Client further warrants that no covered employee will receive compensation originating from Client that will not be paid directly by PEO. Client understands that any payment made to any Employee outside this Agreement may result in PEO's 401(k) Plan being disqualified. Should PEO's 401(k) Plan be disqualified as a result of the Client failing to report any compensation to covered employees, Client will be solely liable for any damages of any nature arising out of the failure to report such compensation to PEO.

VII. WORKERS' COMPENSATION

A. Client Will Provide Workers' Compensation Coverage. Client agrees to provide and maintain Workers' Compensation and Employer's Liability Insurance coverage for all Employees during the term of this Agreement in accordance with local, state, and federal law, and shall furnish PEO with evidence of such coverage prior to the effective date of this Agreement. In addition, Client shall require its insurer to issue an Labor Contractor Endorsement, or other appropriate endorsement, and a special cancellation clause in favor of the PEO and issue a supporting Certificate of Insurance to PEO effective as of the effective date of this Agreement. Client shall have sole responsibility for administering Workers' Compensation claims; provided however, that PEO shall provide accurate payroll information necessary for payroll audits made by workers' compensation carriers for occurrences during the period of employment by PEO and the term of this Agreement. PEO and Client shall be deemed joint-employers since they share the rights of control with respect to the Employees and thus are both entitled to rely upon the exclusive remedy available to employers.

B. Audits. Client acknowledges that any applicable worker compensation carrier or plan administrator may periodically audit the workers' compensation records to ensure proper classification of employees. In the event any Employees are found to have been misclassified on the basis of information supplied by Client, then Client shall be liable for any increases or additional premium assessments

Providing Data for Workers' Compensation Coverage. Should the Client fail to provide complete and accurate information requested by PEO necessary for PEO to secure workers compensation coverage, PEO is relieved of any responsibility to secure coverage and the Agreement is terminated as of the effective date. Client agrees to indemnify PEO for any and all actions, claims and judgments brought by any party with respect to workers' compensation coverage not placed due to the Client's failure to provide complete and accurate information to secure coverage. PEO and Client shall be deemed joint-employers since they share the rights of control with respect to the Employees and thus are both entitled to rely upon the exclusive remedy available to employers.

C. Subcontractors. In the event Client, directly or indirectly, engages a subcontractor and if the failure of such subcontractor to secure workers' compensation coverage could result in either the Client or PEO being liable for workers' compensation to the employees of such subcontractor (within the meaning of any applicable provision of state law), the following provisions shall apply:

1. Client agrees to provide PEO with a Certificate of Workers' Compensation coverage with respect to any subcontractor engaged by Client prior to commencement of services by the subcontractor, or Client shall secure Workers' Compensation coverage for such subcontractor.

2. Client agrees to indemnify, defend and hold PEO harmless from and against any and all liability, expense (including court costs and attorneys' fees and expenses at all levels of proceeding), and claims for damage of any nature whatsoever which PEO may incur, suffer, become liable for, or which may be asserted or claimed against PEO as a result of Client's engagement of subcontractors, including but not limited to workers' compensation liability, general liability, and auto liability of a subcontractor of client.

3. Client agrees and acknowledges that any workers' compensation coverage provided by PEO under this Agreement shall not extend to any subcontractors of the Client or such subcontractors' employees; and such subcontractors and their employees shall not be deemed or considered subcontractors or employees of PEO.

D. Loss Control Program. Client agrees to the implementation of PEO's loss control program which may include, (i) modified or light duty work as part of post-injury management; (ii) direction of injured Employees to designated health care providers; (iii) maintenance by Client of a written log of all first-aid injuries as a supplement to those injuries which are "recordable cases" on OSHA Logs (Form 300, 300A, and 301); (iv) support of safety training for all supervisory Employees; and (v) provisions with respect to the reporting and investigation of injuries and accidents and claims.

VIII. OTHER DUTIES AND RIGHTS OF PEO.

A. PEO agrees to consult closely with Client in the administration of all policies and procedures, which may affect the Client's assigned workforce or business.

B. In addition to the duties of PEO otherwise set forth in this Agreement, PEO agrees to provide to Client all basic services set forth in Exhibit G, "Schedule of Human Resources Services," and such optional services as may be specifically listed in Exhibit F, "Schedule of Employee Benefit Services."

C. Immigration Issues. PEO does not engage in or practice immigration law, including providing services involving work visas or other activities and issues involving the Immigration & Naturalization Service (INS), nor will it provide a defense against complaints of violations of such laws. The Client and the Employee are responsible for obtaining necessary legal permission to work in the United States. PEO will, however, receive and file I-9 forms.

D. Work References. The PEO will provide written work references regarding Employees and former Employees via facsimile only, and only in response to a written query. The content of the reference will include the Employee's name, dates of employment, job title(s), and worksite (if applicable). If termination of employment was resulted from the termination of this Agreement, the reference shall so state.

E. Denied Duties. PEO shall remain neutral in the event of a union organizing campaign, and shall not provide the Client with assistance and/or defense to it, except when assistance and/or defense become necessary as a direct result of the PEO's supervision of the Employees, but in that case, it is limited to the assistance and/or defense directly related to the supervision. Also, PEO will not assist in filing affirmative action plans unless specifically provided in this Agreement.

F. Personnel Records. PEO will create and maintain personnel files on all Employees.

IX. OTHER DUTIES AND RIGHTS OF CLIENT

A. Client agrees to cooperate with and assist PEO upon request in completing and obtaining all necessary paperwork, forms, and information required to carry out PEO's duties under this Agreement and in arranging meetings with Employees, individually and in groups, for the purpose of accomplishing necessary enrollment and/or training and for the purpose of proper administration of employee benefits provided by PEO. Client also agrees to participate in the periodic evaluation of PEO employees, and the PEO will include this information in its determination of wage and rate adjustments of its employees. Necessary information includes, but is not limited to, that used for enrollment of Employees for benefits, new hire information, Employee name and address changes, pay rate changes, functional title changes. Client understands the importance of timeliness of reporting such information, especially as it applies to Exhibit E, in order for PEO to meet compliance deadlines established by governments and in order to avoid any penalties and detrimental consequences. Such consequences include penalties, fines, citations, and claims for failure to properly handle garnishments, wage attachments, new hire reporting requirements, COBRA notices, and so forth. Client agrees to bear sole liability and responsibility for payment of any and all fines, penalties, citations, violations, and claims assessed against Client or PEO or both resulting from Client's failure to timely report information to PEO.

B. Wage & Hour Records. Notwithstanding any termination of this Agreement, Client shall verify and maintain all employee time records in accordance with Wage and Hour regulations for a minimum of five (5) years from and after the date reflected on such records. Client shall make such records available to PEO for inspection and copying within three (3) days after a written request for such records is delivered to Client. If Client fails to follow these wage and hour recordkeeping requirements, Client will assume all liability including damages, back wages, fines, and penalties assessed for these violations.

C. General Liability Insurance. Client shall maintain general liability insurance coverage of at least $500,000.00 per occurrence and shall maintain automobile liability insurance coverage of at least $500,000.00 combined single limits and uninsured motorist of at least $100,000.00 covering any Employee who may be required to drive a vehicle of any type for Client. The automobile insurance required satisfying this Section shall include coverage for non-owned automobiles and hired automobiles. Client shall furnish PEO with evidence of such insurance prior to the effective date of this Agreement. Client warrants that such insurance coverage is in effect as of the effective date of this Agreement and that no notice of cancellation or non-renewal has been received. Client further agrees to notify PEO within 3 days of any cancellation or non-renewal of any such insurance coverage. Prior to the stated expiration date of any such insurance coverage, upon request by PEO, Client shall furnish PEO with evidence that the coverage has been renewed or similar acceptable coverage has been obtained.

D. Fidelity Coverage. If Client maintains or is required by any third party to maintain a fidelity bond or fidelity insurance coverage on any Employees assigned to Client, Client agrees to use its best efforts to require its bond or insurance carrier to name PEO as an additional named insured or expressly provide that the Employees assigned to Client are covered by such bond or insurance policy.

Client agrees to keep all required insurance in full force and effect at all times during the term of this Agreement. Client also waives any claim in its favor against PEO, by way of subrogation or otherwise, which arises during the term of this Agreement for any and all loss of or damage to its property notwithstanding the limits of any policy of insurance which PEO may have.

E. Regulatory Compliance. Client agrees to provide reasonable access and accommodation as required by the Americans with Disabilities Act (ADA), as amended, and any regulations thereunder and to otherwise comply with the accommodation and access provisions of the ADA. Client agrees to comply with and bear the costs of the provisions of the Family and Medical Leave Act (FMLA), including reinstatement of Employees who take leave under FMLA without regard to whether it is otherwise subject to FMLA. Client further agrees to assume the obligation to forward any health insurance/plan premiums as may be necessitated to comply with the FMLA. Client further agrees to comply with any applicable state family and medical leave laws. Client has the responsibility to inform PEO prior to an Employee being eligible to take leave under the FMLA. Client shall fully comply with any law related to non-discrimination in employment, including equal employment opportunity, and including requirements of the EEOC and any state equivalent.

F. Worksite Safety. Client shall be responsible for compliance with all health, environmental, and safety laws, regulations, ordinances, directives, and rules including, but not limited to, the Occupational Safety and Health Act of 1970, as amended (OSHA), and any applicable state equivalent thereof, and hazardous materials communication laws imposed by controlling federal, state, and local governments. Client will immediately report all accidents and injuries to PEO. Client agrees to comply, at its expense, with any specific directives from PEO, Client's Workers' Compensation carrier, and/or PEO's safety engineer or authorized representative or any government agency having jurisdiction over the work place, and/or the health and safety of the Employees. Client shall provide (or allow the Employee to supply) and ensure use of all personnel protective equipment and gear, as required by federal, state or local law, regulation, ordinance, directive, or rule or as deemed necessary by PEO or any applicable Workers' Compensation carrier. PEO and any applicable Workers' Compensation Carrier shall have the right to inspect Client's premises annually or at any other time that PEO believes the Employees may be exposed to an unsafe work place. To the extent possible, such inspection shall be scheduled with Client at a mutually convenient time. PEO does not warrant the result of any such inspection or the absence thereof, that the operations and/or premises are in compliance with any health and safety laws, regulations, ordinances, directves, or rules.

G. Client shall be responsible for compliance with the National Labor Relations Act. The parties agree the Client is the employer that would be the only party to any collective bargaining agreement and/or any arbitration, grievance, negotiation, strike or other labor action because the Client exercises control over the primary employment conditions subject to a collective bargaining agreement. Client and PEO agree that neither has conferred on the other, or any other person, the power to bind the other in any collective bargaining negotiations and that they do not desire to be bound in any future collective bargaining as a group rather than individual and separate employers. Client represents that there are no union employees at any of Client's worksites, there are no collective bargaining representatives for Client's employees, and that there are no applicable collective bargaining agreements with any labor organization.

H. Report of Injury. Client agrees to make a timely first report to PEO and any applicable Workers' Compensation carrier or third party administrator of any injury or accident which is work related or which the Employee believes to be work related. In such case Client agrees to cooperate in conducting any investigation following such injury or accident, provide transportation to a medical facility, and, if required due to medical restrictions, to permit Employee to work on a modified-duty capacity until such time as Employee is no longer medically restricted from resuming duties prior to such injury or accident. In the event such injury or accident results in a protected permanent disability, Client agrees to cooperate with PEO in making any reasonable accommodation required by the Americans with Disability Act. The final adjudication for workers' compensation purposes of whether the injury or accident is work-related shall be applicable for all purposes, including health insurance coverage. Client agrees to pay any additional costs incurred by PEO (including legal fees) caused by Client's failure to timely report any such injury or accident. The obligations of Client to permit an Employee to work on a modified-duty capacity and to make any reasonable accommodation required by the Americans with Disability Act shall survive the termination of this Agreement.

I. WARN Act Notification. Client agrees that it has sole control over any decisions regarding plant closing, mass layoff, or other event affecting at least 50 Employees at any work site or otherwise subject tothe notice requirements of the Worker Adjustment and Retraining Notification Act ("WARN"), and it agrees to notify PEO 75 days prior to any event requiring a WARN Act notification to the Employees; failing that, Client assumes full responsibility for all WARN Act notices to Employees and full liability for failure to notify. Client agrees to cooperate with PEO in providing any notice required to comply with WARN. Client agrees that the termination of this Agreement where the Client continues in business shall not constitute an event requiring notification under WARN.

J. Professional Advice. Client understands PEO is not in the business of providing legal advice. The Client is independently and solely responsible for determining, exercising, and managing its own legal rights and obligations. PEO will not provide and will not be responsible to provide any strategic, operational or other business or related decisions, actions or inactions which are exclusively the Client's responsibility.

K. Employee Credentialing. If state, local or federal law requires an employee to possess or maintain a license, permit or certification or be supervised by a supervisor who is required to possess or maintain a license, permit, or certification, Client will be responsible for verifying such licensing, permit, or certification, or providing such required supervision, unless PEO specifically agrees to a different arrangement in writing.

L. Government Action. Client acknowledges that it is essential to PEO's performance under this Agreement that PEO have complete knowledge of any government investigation or inquiry or private adversary action which could in any manner impact upon the types of duties contemplated by this Agreement. Client agrees to make complete and full disclosure of any current or future administrative proceeding, including but not limited to EEOC, NLRB, OSHA or DOL, investigation, lawsuit, or other adversary proceeding, including those which are threatened as well as those not yet asserted, and including those in which Client has been involved during the last five (5) years. Client agrees to cooperate with PEO in the investigation, resolution and defense of any such investigation or inquiry or private adversary action in which PEO or any of its affiliated entities, shareholders, officers, directors, agents and representatives are named or which could in any manner impact upon the types of duties contemplated by this Agreement. (See Exhibit E).

M. Rendering of Professional Services. In the event Client, through the use of Employees or otherwise, directly or indirectly, is engaged in the rendering of, or actually renders, any professional services ("Professional Services"), including, but not limited to, services in the fields of medicine, psychiatry, dentistry, health care, optometry, chiropractic, law, accounting, computer services, architecture, engineering, and any other field in which the provider of such services may be subject to professional liability with respect to such services, the following provisions shall apply:

1. The parties agree that PEO shall not be entitled to exercise any control or supervision of any nature over the rendering of Professional Services. Neither Client nor any person associated in any manner with Client shall hold out or represent to any third person that PEO exercises any control over such rendering of Professional Services. Client acknowledges that PEO is not engaged in the business of rendering, either directly or indirectly, Professional Services connected with Client's business and Client will not represent or permit its agents to represent that PEO is so engaged. By denying PEO the right of control or supervision of persons rendering Professional Services, it is the parties' intent that no master-servant relationship exists between PEO and persons engaged in rendering Professional Services while such persons are rendering such Professional Services.

2. Client hereby agrees to indemnify, defend, and hold PEO harmless from and against any and all liability, expense (including court costs and attorney fees and expenses at all levels of proceeding) and claims for damage of any nature whatsoever, whether known or unknown as though expressly set forth and described herein, which PEO may incur, suffer, become liable for, or which may be asserted or claimed against PEO as a result of, or which is in any way related to, Professional Services rendered by any person associated, directly or indirectly, with Client.

3. Client hereby certifies and agrees that adequate professional malpractice insurance coverage, if available, is in effect for Professional Services provided by Client. Client further agrees to provide PEO with thirty (30) days prior written notice of any pending cancellation of said insurance coverage. A copy of the insurance policy or Certificate of Coverage currently in effect is attached hereto at Exhibit H.

N. Compliance With Other Laws. Client agrees to comply with the provisions of applicable state and local laws with respect to employee rights and privileges, without regard to the number of employees (inclusive of the Employees) that Client then employs. The preceding sentence includes but is not limited to laws regarding leave for jury duty as provided in state law, and the parties will not retaliate against an Employee who complies with a validly served subpoena or other legal process, in accordance with state law. Any pay legally required by such laws will be treated by the parties as wages earned. Also, any laws governing the doing of Client's business in the Client's specific industry is exclusively, specifically, and expressly the responsibility of Client and not PEO. The preceding provision includes but is not limited to debt collection practices if Client is in the business of collecting debts or is otherwise subject to the federal Debt Collection Practices Act. Client also is responsible for paying any costs and assuming any liabilities with respect to any Prevailing Wage Rate(s), whether enforced by federal, state, or local entities.

X. INDEMNITIES AND WAIVER.

A. Generally. Each party ("First Party") agrees to indemnify, defend, and hold the other party ("Other Party") harmless from and against any and all liability, expense (including court costs and attorneys' fees and expenses at all levels of proceeding), and claims for damage of any nature whatsoever, whether known or unknown as though expressly set forth and described herein, which the Other Party may incur, suffer, become liable for, or which may be asserted or claimed against the Other Party as a result of the acts, errors, omissions, or breaches of any provision of this Agreement of or by the First Party excluding any act, error or omission for which this Agreement expressly exculpates the First Party. The duty to defend shall include the duty to pay reasonable attorneys' fees and expenses at all levels of proceeding incurred by Other Party in defending such claims, and the duty to indemnify includes the duty to pay any award imposed by an administrative agency or judgment orsettlement reached in a court action. This provision shall include any and all claims made by Employees resulting from any actions or conduct of the First Party or the First Party's agents including, but are not limited to, charges of discrimination; wrongful termination, or other labor-related causes of action; and claims of sexual harassment. For the purposes of this indemnity, the Employees shall be considered the agents of Client except to the extent such Employees are acting at the express and sole direction of PEO.

B. Tax Liability. PEO agrees to indemnify, defend and hold Client harmless from and against any and all liability, expense (including court costs and attorneys' fees and expenses at all levels of proceeding), and claims for damage of any nature whatsoever which Client may incur, suffer, become liable for, or which may be asserted or claimed against Client as a result of PEO's failure to withhold, deposit, or pay payroll taxes or PEO's failure to abide by applicable local, state, and federal law.

C. Client Liability. Client agrees to indemnify, defend and hold PEO harmless from and against any and all liability, expense (including court costs and attorneys' fees and expenses at all levels of proceeding), and claims for damage of any nature whatsoever which PEO may incur, suffer, become liable for, or which may be asserted or claimed against PEO (i) as a result of Client's engagement of subcontractors, including but not limited to workers' compensation premium liability, general liability, and auto liability of a subcontractor of client; (ii) any liability or expense suffered or incurred by PEO for unemployment insurance claims caused solely by termination of this Agreement, (iii) any liability or expense suffered or incurred by PEO arising out of any alleged act or omission of PEO with respect to any Client-Sponsored Benefit, other than an act for which PEO has expressly assumed responsibility therefore and then only to the extent PEO failed to fulfill its obligations expressly undertaken.

D. Recovery from Insurance. Each party hereby waives any claim in its favor against the other party, by way of subrogation or otherwise, which arises during the term of this Agreement for any and all loss, claim, expense, or damage, to the extent that such loss, claim, expense, or damage is recovered under any policies of insurance. Nothing herein shall preclude PEO from bringing Client into a civil action as a necessary party where the action is brought against PEO and arises out of the alleged act or omission of an Employee in the scope of employment while assigned to Client.

E. Non-Recoverable Losses. Neither party shall be entitled under any provision of this Agreement to indemnification or recovery from the other party for loss of profits, business goodwill, or other consequential, special, incidental, or similar types of damages.

F. Scope & Procedure. The indemnifications contained in this Agreement shall specifically include all costs, including court costs, reasonable attorneys' fees and expenses at all levels of proceeding, incurred in

connection with the enforcement of any such indemnification. Both parties agree that, upon receipt of notice of a third-party claim covered by any indemnification under this Agreement under which the other party may be liable, the party receiving notice will immediately provide written notice of such claim to the other party. Failure to timely provide notice of a third party claim shall negate the indemnification otherwise available. Upon timely receipt of such notice, the other party will provide the party entitled to indemnification with a full, complete and adequate defense at no cost to the party entitled to indemnification and will promptly pay any judgment, order or decree rendered against the party entitled to indemnification when due. If it is necessary for the party entitled to indemnification, after timely notification to the other party of a claim, to defend against any such claim or action, or to pay any judgment, order or decree, all costs and expenses thereof incurred by the party entitled to indemnification, including all court costs and reasonable attorney's fees, costs and expenses, and further including any such costs or expenses incurred in enforcing the provisions of such indemnification, shall be paid by the other party to the party entitled to indemnification within ten (10) days from receipt of written demand by the party entitled to indemnification, together with interest from the date such expenses were paid at 5% over the prevailing Federal Discount Rate on the date or dates of payment.

G. Employment Contracts with Employees. Any responsibility and/or liability with regard to any expressed or implied employment contract that the Employee has or may claim shall be entirely the responsibility and/or liability of Client, and PEO shall not be a party to any such agreement. PEO will have no responsibility nor liability in connection with or arising out of any such employment contract except to prepare checks and to pay any such Employee who is a party to such a contract, in conformity with instructions provided by Client. With respect to any such employment contract, Client shall be acting solely on its own volition and responsibility with regard to all aspects of any such contract, including but not limited to its negotiation, compliance, implementation, renewal, enforcement, and termination. Also, PEO will not be a party to any non-compete agreement between the Client and an Employee.

XI. GENERAL PROVISIONS.

A. Assignment. Neither PEO nor Client shall assign this Agreement or its rights and duties hereunder, or any interest herein; provided that PEO may assign its interest in this Agreement to an affiliate corporation in which case both PEO and the permitted assignee will be bound by the provisions hereof.

B. Dispute Resolution and Governing Law. If at any time during the course of this Agreement or following the termination of the Agreement, there shall arise a dispute arising out of or under this Agreement or with respect to the Agreement, any part thereof, its terms, its interpretation, a breach thereof, or any aspect of the parties' relationship and the transactions contemplated herein, the parties agree first to attempt in good faith to settle the dispute by mediation in accordance with the procedures of the Federal Mediation and Conciliation Service, or by a procedure agreed to by both parties. Once mediation is elected, the parties agree to allow a minimum of (60) days to resolve the dispute with mediation before resorting to arbitration, litigation, or some other dispute resolution procedure. If mediation fails, either party may elect, to submit to alternative dispute resolution through arbitration. Such arbitration shall be in accordance with the Commercial Arbitration Rules of the American Arbitration Association, pursuant to the Federal Arbitration Act. No civil action concerning any dispute within the scope of this arbitration provision, which the parties intend to be broad in scope, shall be instituted before any court but shall be submitted to final and binding arbitration as herein provided. Such arbitration shall be conducted in accordance with the rules of such association before a single arbitrator. All arbitration proceedings shall take place at a location mutually agreed by the parties, otherwise in Dallas, TX. All costs of arbitration, including attorneys' fees and expenses at all levels of procedure, and other costs attendant thereto, shall be allocated among the parties according to the arbitrator's discretion who may award all costs to one party or allocate the costs between the parties. Further, arbitrator's award resulting from such arbitration may be confirmed and entered as a final judgment in any court of competent jurisdiction and enforced accordingly. The parties expressly agree that proceeding to arbitration and obtaining an award thereunder shall be a condition precedent to bringing or maintaining any action in any court with respect to any dispute arising under the this Agreement, except for the institution of a civil action to maintain the status quo, subject to each party's right of adequate protection, during the pendency of any arbitration proceeding. This Agreement shall not be effective until accepted and executed by PEO in Granbury, Hood County, Texas; and shall be governed by and construed in accordance with the laws of the State of Texas. By execution of this Agreement, Client agrees to the jurisdiction of the Courts of general jurisdiction set forth above as competent to

enforce the provisions of this Agreement, and agrees that this Agreement is one which will be performed in part within the State of Texas, and that the Courts set forth above shall have personal jurisdiction over it in any action or actions.

C. Attorney's Fees. In the event that any action or arbitration is brought by either party hereto as a result of a breach or default in any provision of this Agreement, the prevailing party in such action shall be awarded attorney's fees and expenses incurred by such party in such action in addition to any other relief to which the party may be entitled.

D. Entire Agreement. This Agreement together with any Exhibits and Attachments which are incorporated by reference word for word, constitutes the entire agreement between the parties with regard to the subject matter, and no other agreement, statement, promise, or practice between the parties relating to the subject matter shall be binding upon the parties. All prior and contemporaneous agreements, whether written or oral, are merged herein. Client specifically acknowledges that PEO has made no representation(s) concerning whether PEO's services will improve the performance of Client's business.

E. Wavier. Failure of either party at any time to require performance by the other party, or to claim a breach of any provision of this Agreement, or any part hereof, shall not prejudice either party as to any subsequent performance, actions, or breaches.

F. Survival. The representations, warranties, and indemnities provided herein shall survive the termination of this Agreement.

G. Amendment. During the first twelve months that the Client is a client with PEO, this Agreement may be amended only in writing signed by both parties. Thereafter, PEO may amend the terms of this Agreement, provided sixty (60) days prior written notice is given to Client. The Service Fee charged may be amended in accordance with the provisions of Article III of this Agreement.

H. Construction. Each party has reviewed this Agreement, had the opportunity to have counsel review the Agreement, and, accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

I. Third Party Beneficiaries. The parties specifically agree that no persons, other than the parties hereto, have any interest in this Agreement and specifically agree that no persons, including without limitation the Employees, shall be considered intended third party beneficiaries and shall be entitled to rely upon the provisions of this Agreement for any purpose.

J. Severability. In the event one or more of the provisions (or portions thereof) of this Agreement is determined to be illegal or unenforceable, the remainder of this Agreement shall not be affected thereby and each remaining provision or portion thereof shall continue to be valid and effective and shall be enforceable to the fullest extent permitted by law.

K. Reliance on Information. Client acknowledges that PEO is relying upon the accuracy and completeness of the information provided by Client and used by PEO in negotiating the terms and conditions of this Agreement, including without limitation the information and representations contained in Exhibit E and other Exhibits and Attachments attached hereto, and that PEO will continue to rely on information furnished or to be furnished by Client during the term of this Agreement, including without limitation Client's exempt and non-exempt job positions, worker's compensation codes for its job positions and its highly compensated job positions, to carry out PEO's duties and obligations under this Agreement. Client warrants the accuracy and completeness of all such information furnished or to be furnished at PEO's request. Failure of Client to provide accurate and complete information shall be a material breach of this Agreement.

L. Disclosure. Client acknowledges that it, and its representatives and advisors, have been provided with all information necessary or desirable for it to make an informed decision regarding PEO and the subject matter of this Agreement, that it has had an opportunity to ask questions of PEO and its representatives, that it has read this Agreement, understands the services to be provided, and is capable of making an informed business judgment as to the use of the services to be provided under this Agreement.

M. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the successors, assigns, and personal representatives or heirs of the respective parties.

N. Confidentiality. The parties acknowledge in the course of performing their respective obligations under this Agreement, they may gain access to or have disclosed to them in writing, orally or in any other medium certain confidential, non-public, or proprietary information and trade secrets concerning the business, operations, and assets of the other party. Each party hereby agrees to use confidential, non-public, or proprietary information only to perform its obligations under this Agreement and further agrees not to disclose that confidential, non-public, or proprietary information or trade secrets to any third party without the written consent of the other party. Neither party shall use the other party's name, logos, trademarks or service marks in any advertising or marketing campaign without the other party's written consent.

O. Time. Time is of the essence in the performance of all acts required by this Agreement.

P. Authority. Client represents and warrants that Client's name as set forth in this Agreement is Client's exact legal name, that Client is an entity in good standing in those states in which its business requires it to be such, that the person signing this Agreement on behalf of Client has been duly authorized to do so, and that Client has taken all action necessary, including without limitation, resolution of its board of directors or other governing body, to authorize Client to enter into this Agreement and perform its obligations hereunder.

Q. Titles, Headers, and Interpretation. All titles and headings in this Agreement are used for descriptive and reference purposes only, and should not be used in the interpretation of this Agreement in order to alter the meaning of the wording of the underlying paragraph or section, allowing for the fact that some language, in context, should be given a more technical or industry-specific meaning.

R. Credit Check. Client hereby authorizes PEO to investigate the credit rating of Client or the individual principals thereof; and authorizes any credit reporting agency, bank, creditor, or any other entity of whom such inquiry may appropriately be made to release such information to PEO, in accordance with Exhibit C.

S. Intellectual Property. Any and all inventions, discoveries, improvements, copyrightable works, and creations (hereafter referred to as "Intellectual Property") which Client has previously, solely or jointly, conceived or made or may conceive or make during the period of this Agreement, whether or not accomplished through the use of Employees, shall be the sole and exclusive property of Client. Client shall have sole and exclusive responsibility for protecting its rights to such Intellectual Property and to all of its other assets and PEO shall have no responsibility with regard to same.

T. Workplace Posters. The PEO will ensure that the worksite will receive the proper number and type of workplace posters to be posted. The Client will ensure that such posters will be posted in the proper locations.

U. No Outstanding Obligations. Client understands that PEO is unwilling to enter into this Agreement if Client owes a current or prior professional employer organization any money pursuant to any service agreement which existed between that current or prior professional employer organization and Client, or if Client owes a current or prior insurer any premium for workers' compensation insurance. Client represents and warrants that it has met any and all prior premium and fee obligations with regard to workers' compensation premiums and professional employer payments, except those in dispute.

XII. SPECIAL PROVISIONS.

See Exhibit D.

IN WITNESS WHEREOF, this Agreement has been executed the date first written above.

HALLMARK HUMAN RESOURCES, INC.	CLIENT:________________________
BY:________________________	BY:________________________
(NAME & TITLE)	(NAME & TITLE)
ADDRESS FOR NOTICES:	ADDRESS FOR NOTICES:
________________________	________________________
________________________	________________________

HALLMARK HUMAN RESOURCES
CLIENT SERVICE CONTRACT
EXHIBIT A

SERVICE FEES

EMPLOYER PROVIDED BENEFITS.

PEO shall charge Client an amount equal to the cost of employee benefits borne by PEO or, alternatively, a monthly benefit allowance which eligible Employees may elect to use toward benefits provided pursuant to PEO's cafeteria plan as set forth below:

[List benefit costs here]

EMPLOYEE SCREENING AND DRUG TESTING.

PEO shall provide Employee screening and testing, and post-accident testing (where not prohibited by law), and shall implement a Drug Free Workplace program at all Client worksites in accordance with applicable federal and state law.

Drug Test Charge (pre-employment, post-accident, random, reasonable suspicion, Client option, etc.):
$40.00 per test

SCHEDULE OF CLIENT SERVICE FEES:

Service Fee Rate: ____________% (percentage of gross wages)

Initial Set-up Fee: $____O____(per Employee)

1. The Service Fee percentage will be ______% of gross wages plus applicable workers' compensation charges as outlined in this Exhibit, plus any applicable employer benefit charges as outlined in Exhibit F.

2. Payroll delivery charges will be billed on each invoice in addition to the base service fee at PEO's actual out-of-pocket costs. Extra costs for delivery caused by errors or omissions made by PEO will be absorbed by PEO.

The following Power of Attorney must be completed in order for PEO to act on behalf of Client in regard to federal and state tax deposits and reporting:

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That______________________________________ ("Client"), a______________________________
Corporation having its principle place of business in the City of_________________________________
and State of____________________________ does hereby makes ____________________________ ("PEO"), located
in______________________________________ its true and lawful attorney to do the following acts:

1. Prepare, sign, execute and file all federal, state and local payroll tax reports and returns of any and every nature including, without limitation, those prepared on a monthly, quarterly and annual basis.

2. Act on behalf of the Client with respect to all negotiations, compromises, settlements, and otherwise dealing with federal, state and local payroll tax authorities, including negotiation of and refund items representing Client's payment of any payroll tax by PEO.

Client hereby gives to its attorney (PEO) full power and authority to do and perform all acts in connection with the above powers, necessary and proper to carry out such powers as fully, to all intents and purposes, as it might or could do itself.

IN WITNESS WHEREOF, Client has caused its corporate name to be affixed hereto by the undersigned, duly authorized officer this__________ day of______________________, 20__________.

Client (______________________________________)

FEIN:______________________________________

By:______________________________________

Title:______________________________________

ATTEST:

____
(Corporate Secretary or other Witness)

HALLMARK HUMAN RESOURCES
CLIENT SERVICE CONTRACT
EXHIBIT B

PROVISIONS APPLICABLE TO PEO-PROVIDED WORKERS' COMPENSATION COVERAGE IN ADDITION TO THOSE SPECIFIED IN SECITON VII OF THIS AGREEMENT:

1. Employer's Liability Limits Provided:

Bodily Injury by Accident	$1,000,000	per accident
Bodily Injury by Disease	$1,000,000	policy limit
Bodily Injury by Disease	$1,000,000	per Employee

NAME OF INSURER:______________________________
POLICY NUMBER:________________ POLICY PERIOD:________ TO________

2. PEO agrees to provide loss control and claim management services, including safety inspections.

3. Client agrees to implement loss control requirements and perform other activities, including OSHA required safety and health programs, promoting a comprehensive loss control program jointly developed by Client and PEO.

4. Client agrees to provide modified work as part of post-injury management as approved by PEO.

5. Client agrees that injured Employees will be directed to designated health care providers as determined by Client and PEO; injury reports will be forwarded on the date of accident as diected by PEO.

6. Client agrees to maintain a written log of all first-aid injuries as a supplement to those injuries, which are "recordable cases" on an OSHA Log (Form 300). (First Aid Record and a Calendar Year Summary of Occupational Injuries and Illnesses.)

7. Client agrees to the implementation and enforcement of a written Substance Abuse Policy approved by PEO, with mandatory post-accident testing, unless prohibited by law. The costs associated with substance abuse testing are the Client's responsibility.

8. Client agrees to actively support safety training of all supervisory Employees as provided by PEO.

9. It is agreed that the workers' compensation fee, as a percentage of a payroll, is a composite of individual rating classifications as modified by PEO and as payroll distribution shifts among classifications, the fee, as a percentage of payroll, will shift accordingly.

10. It is agreed that each Employee is to be assigned the appropriate classification code and that the workers' compensation fee will be calculated using these codes. The workers' compensation fee shall be the total of the rate for the appropriate classification codes multiplied by gross wages each pay period for all employees as adjusted by the modification factor determined by PEO. Failure to notify PEO of changes in Employee work activities affecting workers' compensation Class Codes will result in additional workers' compensation fees charged to Client.

FEIN:

Code Number	Classification	Gross Payroll	NCCI Rate	FEE

STANDARD ANNUAL FEE: $____________

11. Workers' compensation coverage is contingent upon satisfactory on-site inspection, classification audit and Client's acceptance of loss prevention requirements.

12. PEO agrees to provide and maintain workers' compensation and employer's liability coverage for all Employees during the term of this Agreement and shall furnish Client with evidence of such coverage prior to or at the time of the effective date of this Agreement. PEO shall also provide proper administration and timely payment of workers' compensation deposits, premiums or other required payments based upon information regarding classification provided by Client. PEO will require its insurer to issue an Alternative Employer Endorsement, or other appropriate endorsement, and issue a supporting Certificate of Insurance to Client effective as of the effective date of this Agreement. PEO shall provide proper handling of workers' compensation audits, claims and administration during the term of this Agreement. PEO and Client shall be deemed joint-employers since they share the rights of control with respect to the Employees and thus are both entitled to rely upon the exclusive remedy available to employers.

13. Client agrees to make a timely first report to PEO and any applicable workers' compensation carrier or third party administrator of any injury or accident which is work related or which the Employee believes to be work related. In such case, Client agrees to cooperate in conducting any investigation following such injury or accident, provide transportation to a medical facility, and, if required due to medical restrictions, to permit Employee to work on modified-duty capacity until such time as Employee is no longer medically restricted from resuming duties prior to such injury or accident. This final adjudication for workers' compensation purposes of whether the injury or accident is work-related shall be applicable for all purposes, including health insurance coverage. Client agrees to pay any additional costs incurred by PEO (including legal fees) caused by Client's failure to timely report any such injury or accident.

HALLMARK HUMAN RESOURCES
CLIENT SERVICE CONTRACT
EXHIBIT C

PERFORMANCE ASSURANCES

PEO's co-employer services require PEO to be at risk for payroll withholding taxes, employment taxes, and contributions to employee benefit plans sponsored by PEO. In order to protect the financial integrity of PEO's services for all clients, PEO requires each of its clients to provide one of the following forms of assurance. Client agrees to pay for services rendered prior to the release of each payroll, including sufficient funds to cover gross wages, PEO service fee, contributions to Employee benefits, and any applicable workers' compensation charges. Client agrees to provide PEO with the form of payment assurance designated by initialing the selection below.

(INITIAL THE METHOD OF ASSURANCE SELECTED)

Client elects to pay by one of the following methods andagrees to provide one of the following forms of assurance

1.______ **Payment Method #1.**

______Wire Transfer* **or** ______ACH** (with an effective date of 1-2 days prior to invoice date)

2.______ **Payment Method #2.**

ACH** (with an effective date of the date of the invoice)

and

______Letter of Credit****, **or** ______Security Deposit*****.

*Wire Transfer: All bank fees are to be born by Client. During the time Client is waiting for the wire agreement to be implemented, PEO requires COD with Certified Funds. All wire transfers are to be initiated by PEO.

**Automated Clearinghouse (ACH). All ACH transactions are initiated by PEO with an effective date of 1-2 days prior to the invoice date for Payment Method #1 or effective onthe date of the invoice for Payment Method #2.

****Letter of Credit: Irrevocable bank letter of credit equal to estimated gross wages for one pay period multiplied by the Client Service Fee percentage shown in Exhibit "A"

*****Security Deposit: Cash deposit equal to estimated gross wages for one pay period multiplied by the Client Service Fee percentage shown in Exhibit "A" with interest payable at the 12-month rate for a CD as issued by Bank of America.

Client acknowledges that occasionally due to unusual circumstances beyond the control of either PEO or the Client, the actual invoice amount may not be available to Client at the time payment is due prior to the release of a payroll by PEO to Client. In such cases, Client agrees to pay an estimated invoice amount provided by PEO based on 90% of Client's average invoice amount. The wire transfer or certified funds for the estimated invoice amount must be received by PEO before the payroll is released. In such cases, Client agrees to pay or PEO agrees to credit any balance between the estimated and actual invoice amounts upon receipt of the final invoice.

Form UCC-1. Client and all Personal Guarantors agree to complete and sign a Financing Statement (Form UCC-1) for each state where their assets are located. PEO will file these Financing Statements in the various states.

DISCLOSURE OF INTENTION TO OBTAIN CONSUMER REPORT FOR PERSONAL GUARANTY

(this page should be detached and given to the Guarantor)

This disclosure is being provided to you pursuant to the Federal Fair Credit Reporting Act ("FCRA" at 15 U.S.C. 1681), and the Federal Trade Commission Regulations contained at 16 C.F.R. Part 601.

Under the FCRA and its regulations, we are required to make a clear and conspicuous written disclosure to you that we will obtain a consumer credit report on you from a national Credit Reporting Agency, and will use this report to evaluate your eligibility to personally guaranty performance of the Client Service Agreement.

EXHIBIT C

FORM UCC-1

[FORM UCC-1 TO BE SIGNED BY THE CLIENT.

[National Financing Statement (Form UCC-1) can be downloaded at (using Adobe Acrobat Reader):
http://www.iaca.org/sts/UCC1.pdf or see
http://www.iaca.org/sts/]

EXHIBIT D

SPECIAL PROVISIONS:

Contingent upon receipt of satisfactory credit approval.

State-Specific Attachments Included in this Agreement
Note: all states in which a worksite is located should be included in the list of attachments below.

Attachment TX

HALLMARK HUMAN RESOURCES
CLIENT SERVICE CONTRACT
EXHIBIT E

CLIENT INFORMATION AND REPRESENTATIONS

1. Client Information.

Legal Name of Client:____

Federal Identification Number:______________________________

Client is a (choose one):

[______]C Corporation [______]S Corporation
[______]Non-Profit Corporation [______]Limited Liability Company (LLC)
[______]Limited Partnership [______]General Partnership
[______]Other:______________________

that is formed in the state of __________ and is currently in good standing in all states in which it is so required.

Client operates or does business under the following fictitious names:

____

Client is affiliated with other businesses as follows:

_______member of a parent/subsidiary group of controlled corporations;

_______member of a brother/sister group of controlled corporations or unincorporated businesses under common control; or

_______member of an affiliated service group; or
(If affiliated, complete list of affiliates is attached.)

_______not affiliated in any of the above manners.

2. Locations and Business.

A. Client's principal place of business is located at the following address:

____

____

Phone:______________________ Fax:______________________

Email:______________________________

B. Locations with employees:

Address: Description of Business

______________________ ______________________________

____

______________________ ______________________________

____

____________________ ______________________________________

____

____________________ ______________________________________

____

3. **Workers' Compensation.** As of the date of this Agreement and continuously for the previous three (3) years (or for the Client's existence if less than 3 years), the Client has maintained workers' compensation coverage and employers' liability insurance through a licensed carrier covering all of its employees in all jurisdictions in which it has operated, and as of this date it does not owe any funds, except those subject to legitimate dispute, to its current or former workers' compensation insurer nor does it owe any funds to its current or former employee leasing company.

4. **Prior PEO Arrangements.** Except as set forth below, Client has not been a party to any contract or agreement, or used the services of a professional employer organization or staffing company, other than with respect to temporary employees, within the past five (5) years.

____

5. **Employee Benefits.**

A. **Retirement Plans.** Client has sponsored, or certain of its employees have participated in, the following qualified retirement plans:

____

____

B. **Other Benefit Plans.** Within the past five (5) years Client has sponsored, or certain of its employees have participated in, the following employee benefit plans, other than qualified retirement plans:

Section 125 Cafeteria Plan:____

Group Medical Coverage:____

Group Vision Coverage:____

Group Dental Coverage:____

Group Life Coverage:____

Group Disability Coverage:____

Other:____

C. **COBRA Coverage.** As of the date of this Agreement, the following persons have elected COBRA Continuation Coverage under the Group Medical Plan of the Client, or have the right to elect such coverage on account of the prior occurrence of a 'qualifying event':

____

____

____

____

Client has timely provided all notices to all persons as required by COBRA.

D. **Other Representations.** With respect to all employee benefit plans sponsored by Client, or in which certain of its employees have participated, Client has timely and accurately filed all reports and returns as

required by law, made all disclosures to participants, employees, and beneficiaries as required by law, and has otherwise complied with applicable law, including the Employee Retirement Income Security Act of 1974, as amended (ERISA).

6. **Payroll Taxes.** As of the date of this Agreement, Client has timely filed all required reports and returns, and paid all amounts on or before the due date, with respect to all applicable federal, state and local employment and withholding taxes. There are presently no assessments, pending audits or examinations, or amounts in controversy with respect to any employment or withholding tax obligations of Client.

7. **Government Actions.** Disclosure of any administrative proceeding, including but not limited to EEOC, NLRB, OSHA or DOL, investigation, lawsuit, or other adversary proceeding, including those which are threatened as well as those not yet asserted, and including those in which Client has been involved during the last five (5) years (See Section IX.L).

____

____

____

HALLMARK HUMAN RESOURCES
CLIENT SERVICE CONTRACT
EXHIBIT F

SCHEDULE OF EMPLOYEE BENEFIT SERVICES:

1. INITIAL THE OPTION(S) SELECTED:

a. Client will retain their existing major medical benefit program through ______________________ (Carrier), Plan #______________________, renewal date ______________.

______________ (initial) ______________ (date)

b. Client would like to be considered for participation in ______________________ (subject to compliance with PEO's underwriting guidelines) for Major Medical.

Deductible $________ Stop Loss $ __________ Co-Insurance ________

Type Plan:______________________

Wellness Benefit/Co-Pay $________

Prescription Service $__________
Supplemental Accident (Yes / No)
Employer Contribution: EE___ ES___ EC___ FAM/ESC
Employee Life Benefit: ☐ $10,000 ☐ $15,000 ☐ $20,000 ☐ Other: $__________

Employer Contribution:$______________________

______________ (initial) ______________ (date)

c. Optional Benefits: ☐ Dental Option ☐ Short-term Disability ☐ Long-term Disability

______________ (initial) ______________ (date)

d. Client does not have a current major medical plan in place at this time and does not wish to implement any employee benefits at this time.

______________ (initial) ______________ (date)

2. IRC SECTION 125 CAFETERIA PLAN DESIGN.
Administration and reporting effective:______________________

Maintain salary redirection as chosen by participants
Process voucher reimbursements
Maintain voucher account balances
Perform discrimination testing for cafeteria plan
Answer all inquires regarding the cafeteria plan

3. IRC SECTION 401(K) PLAN DESIGN.
Administration and reporting installed at Client's option, subject to meeting minimum qualifications and guidelines.

Client wishes to implement a 401(k) program. ________ (initial) ________ (date)

Client does not wish to implement a 401(k) program at this time. ________ (initial) ________ (date)

HALLMARK HUMAN RESOURCES
CLIENT SERVICE CONTRACT
EXHIBIT F-1
AGREEMENT GOVERNING PRIVACY
OF HEALTH INFORMATION
Health Insurance Portability and Accountability Act("HIPAA")

THIS AGREEMENT is made on _________[date] between HALLMARK HUMAN RESOURCES, INC., ("PEO") and ______________________________, ("Client").

In consideration of the mutual promises herein contained and other good and valuable consideration, PEO and Client agree that the following provisions shall govern the treatment of certain health information by PEO and by Client:

1. Definitions.

a) Client as used in this Agreement includes any "Covered Entity" under the HIPAA Privacy Rule, with regard to whom Client has contracted or commenced a relationship or with which Client is otherwise affiliated, including without limitation, any group health plan sponsored or maintained by Client.

b) Individual. "Individual" shall have the same meaning as the term "individual" in 45 CFR § 164.501 and shall include a person who qualifies as a personal representative in accordance with 45 CFR § 164.502(g).

c) Privacy Rule. "Privacy Rule" shall mean the Standards for Privacy of Individually Identifiable Health Information at 45 CFR Part 160 and Part 164, Subparts A and E.

d) Protected Health Information. "Protected Health Information" shall have the same meaning as the term "protected health information" in 45 CFR § 164.501, limited to the information created or received by Client from or on behalf of PEO.

e) Required By Law. "Required By Law" shall have the same meaning as the term "required by law" in 45 CFR § 164.501.

f) Co-Employees. "Co-Employees" shall mean all employees co-employed by PEO and Client.

g) Summary Health Information. "Summary Health Information" shall mean summary data used by PEO to obtain premium bids for obtaining health insurance coverage and is not specific to any co-employee, therefore it is not Protected Health Information.

h) Undefined terms. Terms used, but not otherwise defined, in this Agreement shall have the same meaning as those terms in the HIPAA Privacy Rule.

2. Obligations and Activities of PEO.

a) In the course of PEO's business relationship with Client, PEO may from time to time receive Protected Health Information concerning individuals. PEO agrees to not use or disclose Protected Health Information other than as permitted or required by the Agreement or as Required By Law.

b) Client agrees that if it ever chooses to sponsor and provide any health benefit program to the co-employees that is not fully insured through an insurance entity that is functioning legally in the state where the co-employees are working, then first, prior to implementation, it (1) will notify PEO of this decision, and (2) will provide a written legal opinion from an attorney that Client's program is in compliance with the Privacy Rule, to the best of the attorney's knowledge and belief, and (3) will obtain written consent from PEO to make this available to the co-employees, and (4) will agree prior to implementation to assume responsibility for failure or error, and will indemnify PEO for all liabilities, costs, expenses, and damages, including attorney fees, for any failures or errors.

In the event that Client sponsors or maintains a fully insured health plan, the Client will handle all or most of the Protected Health Information, and PEO will be involved only in an incidental manner. Nevertheless, in the event that PEO becomes privy to Protected Health Information in its normal course of business, it will serve as a Business

Associate in accordance with 45 CFR 160.103, in performing benefit management and data administration functions, and will provide administrative and consulting services.

In this case, (1) PEO will not use or further disclose the Protected Health Information other than as permitted or required by the client service agreement or other agreements between PEO and Client, or as required by law; and (2) PEO will use appropriate safeguards to prevent a use or disclosure of the Protected Health Information other than as provided for by the agreements that exist between PEO and Client.

c) PEO agrees to use appropriate safeguards to prevent use or disclosure of the Protected Health Information other than as provided for by this Agreement.

d) PEO agrees to mitigate, to the extent practicable, any harmful effect that is known to PEO of a use or disclosure of Protected Health Information by PEO in violation of the requirements of this Agreement.

e) PEO agrees to report to Client any use or disclosure of the Protected Health Information not provided for by this Agreement of which it becomes aware.

f) PEO agrees to ensure that any agent, including a subcontractor, to whom it provides Protected Health Information received from, or created or received by PEO on behalf of Client agrees to the same restrictions and conditions that apply through this Agreement to PEO with respect to such information.

g) PEO agrees to provide access, on reasonable advance written request of Client, to Protected Health Information in a Designated Record Set, to Client or, as directed by Client, to an Individual in order to meet the requirements under 45 CFR § 164.524.

h) PEO agrees to make any amendment(s) to Protected Health Information in a Designated Record Set that Client directs or agrees to pursuant to 45 CFR § 164.526 at the request of Client or an Individual, within 30 days of receipt of a reasonable written request in the form prescribed by Client.

i) PEO agrees to make internal practices, books, and records, (including policies and procedures and Protected Health Information), that relate to the use and disclosure of Protected Health Information and a) that are received from Client, or b) that are created or received by PEO on behalf of Client, available to Client for purposes of determining PEO's or Client's compliance with the Privacy Rule.

j) PEO agrees to document such disclosures of Protected Health Information and information related to such disclosures as would be required for Client to respond to a request by an Individual for an accounting of disclosures of Protected Health Information in accordance with 45 CFR § 164.528.

k) PEO agrees to provide to Client or an Individual, within 30 days of receipt of a reasonable written request in the form prescribed by Client, information collected in accordance with Section j) of this Agreement, to permit Client to respond to a request by an Individual for an accounting of disclosures of Protected Health Information in accordance with 45 CFR § 164.528.

l) PEO shall appoint and notify Client of the identity of its "Privacy Official" to be used as a reference and resource for all questions and issues dealing with the Privacy Rule. The Privacy Official is:

Name:____________________________
Telephone:____________________________

3. Permitted Uses and Disclosures by PEO

Except as otherwise limited in this Agreement, PEO may use or disclose Protected Health Information to perform the functions, activities, or services of PEO in its relationship to Client as specified in its Client Service Agreement with Client, provided that such use or disclosure would not violate the Privacy Rule if done by Client.

4. Obligations of Client

a) Client shall notify PEO of any limitation(s) in its notice of privacy practices of Client in accordance with 45 CFR § 164.520, to the extent that such limitation may affect PEO's use or disclosure of Protected Health Information.

b) Client shall notify PEO of any changes in, or revocation of, permission by an Individual (i.e., co-employee(s)) to use or disclose Protected Health Information, to the extent that such changes may affect PEO's use or disclosure of Protected Health Information.

c) Client shall notify PEO of any restriction to the use or disclosure of Protected Health Information that Client has agreed to in accordance with 45 CFR § 164.522, to the extent that such restriction may affect PEO's use or disclosure of Protected Health Information.

d) Client shall appoint and notify PEO of the identity of its "Privacy Official" to be used as a reference and resource for all questions and issues dealing with the Privacy Rule at Client's offices or worksites. The Privacy Official is:

Name:______________________________________
Telephone:____________________________________

5. Term and Termination

a) Term. The Term of this Agreement shall be effective as of the first date PEO performs services for Client and shall terminate when all of the Protected Health Information provided by Client to PEO, or created or received by PEO on behalf of Client, is destroyed or returned to Client, or, if it is infeasible to return or destroy Protected Health Information, protections are extended to such information, in accordance with the termination provisions in this Section. Records containing Protected Health Information must be retained for six years.

b) Termination for Cause. Upon Client's knowledge of a material breach by PEO, Client shall provide an opportunity for PEO to cure the breach. If PEO does not cure the breach or end the violation within the time specified by Client; or, if cure is not possible or feasible as determined solely by Client, Client shall terminate this Agreement. Nothing herein shall affect any reporting obligation of Client to report any violation to the Secretary of the Department of Health and Human Services or his designee.

6. Effect of Termination.

a) Except as provided in paragraph (b) of this section, upon termination of this Agreement, for any reason, PEO shall return or destroy all Protected Health Information received from Client, or created or received by PEO on behalf of Client. This provision shall apply to Protected Health Information that is in the possession of subcontractors or agents of PEO. PEO shall retain no copies of the Protected Health Information.

b) In the event that PEO determines that returning or destroying the Protected Health Information is infeasible, PEO shall provide to Client notification of the conditions that make return or destruction infeasible. Upon determination by Client that return or destruction of Protected Health Information is infeasible, PEO shall extend the protections of this Agreement to such Protected Health Information and limit further uses and disclosures of such Protected Health Information to those purposes that make the return or destruction infeasible, for so long as PEO maintains such Protected Health Information.

7. Miscellaneous

a) Amendment. The Parties agree to take such action as is necessary to amend this Agreement from time to time to comply with the requirements of the Privacy Rule and the Health Insurance Portability and Accountability Act of 1996, Pub. L. No. 104-191.

b) Survival. The rights and obligations of the parties under Section 6 of this Agreement shall survive the termination of this Agreement.

c) Interpretation. Any ambiguity in this Agreement shall be resolved to permit PEO to comply with the Privacy Rule.

d) Governing Law. This Agreement shall be governed by the law of the State of Texas.

e) Other Protected Health Information. In the event that either PEO or Client obtain Protected Health Information from a source other than the health plan, (e.g. drug-alcohol tests, work compensation injury reports, etc.), this information will be treated in accordance with the Privacy Rule as well.

IN WITNESS WHEREOF the parties, by their authorized representatives, have signed this Agreement below.

Client:

By:______________________________ Date:____________________
Title:______________________________

HALLMARK HUMAN RESOURCES, INC.

By:______________________________ Date:____________________
Title:______________________________

HALLMARK HUMAN RESOURCES
CLIENT SERVICE CONTRACT
EXHIBIT G

SCHEDULE OF HUMAN RESOURCE SERVICES:

1. Initial regulatory compliance review completed during the first ninety (90) days of service.

2. Employee job descriptions completed during the first ninety (90) days of services.

3. Employee policy handbooks completed during the first ninety (90) days of services revised on an on-going basis as needed.

4. Pre-employment screening conducted for each new hire on an ongoing basis.

5. Hiring, disciplining and terminating employees.

    a. Written guidance (Operations Manual).

    b. On-going review and approval of personnel actions.

    c. Problem consultation with worksite supervisors via toll-free employer hotline 24 hours per day.

6. Client worksite employee communications:

    a. Periodic bulletin to client owner/managers (Professional Employer update) generally provided monthly.

    b. Check stub bulletin board message to employees as needed.

    c. Welcome letter for all new worksite employees.

    d. Other correspondence periodically as needed.

    e. Other Employee correspondence periodically as needed.

7. Employee complaint and dispute resolution on-going service provided via toll-free hotline 24 hours per day and on-site visits as needed.

8. On-going interpretation of and compliance with local, state and federal employment laws and regulations.

9. State unemployment insurance rate and claims management ongoing service.

10. Supervisory training workshops covering employment law compliance, safety, team building, and how to better use Express services...generally provided quarterly at central locations where 10 or more clients exist.

HALLMARK HUMAN RESOURCES
CLIENT SERVICE CONTRACT
EXHIBIT H

A copy of the insurance policy or certificate of coverage currently in effect for Professional Services provided by Client is attached.

HALLMARK HUMAN RESOURCES
CLIENT SERVICE CONTRACT
EXHIBIT I

Payroll Frequency:	Salaried:__________		Hourly:__________
Payroll Period Begins:	Day:__________		
Payroll Period Ends:	Day:__________		
Payroll Time Due:	Day:__________	Time:__________	Method:__________
Personnel Action Due:	Day:__________	Time:__________	Method:__________

If all employee payroll hours and recommended personnel actions affecting payroll are not reported by Client to PEO by the day and time indicated, PEO cannot guarantee the accuracy or timeliness of delivery of Employee paychecks.

Invoice to Client:	Day:__________	Time:__________	Method:__________

PAYROLL PROCEDURES

Delivery and Processing.

Payroll Due to Client by: Day:__________ Time:__________

Out-of-Cycle Check Charge: $25.00 per check.

Out-of-Cycle Processing Charge: $100.00

No charge will be made to Client for Out-of-Cycle checks or processing when due to an error or omission or inability of PEO.

Method of Delivery: ☐ Mail ☐ Overnight Delivery ☐ Courier
Delivery Charge: $15.00
Rush Delivery Charge: $__________

Employee Lost Check Charge: $25.00 per Check
(Stop Payment Charge)

Direct Deposit: ☐ Yes ☐ No.
Funds transmitted to Employees: Day:__________ Time:__________

If yes, the above payment & processing schedule must be advanced by 48 hours from standard schedule.